united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2013 (October 28, 2013)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

(713) 968-2500
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2013, Internet America, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) and other related loan agreements and documents with Frost Bank (the “Bank”) creating a non-revolving acquisition credit facility (the “Acquisition Facility”) designed to provide the Company with an additional source of funding for the potential acquisition of internet companies.

The amount that may be borrowed under the Acquisition Facility is $2,000,000 (the “Loan Cap”). For each specific acquisition, the maximum amount that can be borrowed under the Acquisition Facility to fund such acquisition, subject to the Loan Cap, is the lesser of (i) 55% of the cost of such acquisition in the case of an acquisition that is partially paid for using seller financing that has a maturity of less than three years and (ii) 65% of the cost of such acquisition in the case of an acquisition that is partially paid for using seller financing that has a maturity of three years or more. The Acquisition Facility is currently set to terminate on April 25, 2015.

Each advance made by the Bank under the Acquisition Facility will be evidenced by the Company’s execution and delivery to the Bank of a separate promissory note (an “Acquisition Note”) that will (i) provide for a maturity of not more than three years and (ii) require equal monthly principal reduction payments, plus interest, to be made over the term of the Acquisition Note. Each Acquisition Note will bear interest at a fixed rate equal to (i) the then current index rate for one and one-half (1½) year to two (2) year loans established by the Federal Home Loan Bank of Dallas plus (ii) four percent (4%).

There are two financial covenants in the Loan Agreement. The first covenant is to maintain a debt to tangible net worth ratio of less than or equal to 2.50 to 1.00, to be tested as of the end of each fiscal quarter (where such ratio excludes the effects of subordinated debt). The second covenant is to maintain a cash flow to debt service ratio of greater than or equal to 2.0 to 1.0, to be calculated on a rolling four-quarter basis and tested as of the end of each fiscal quarter. Debt service is scheduled principal payments for such measurement period.

Indebtedness will be secured by a perfected, continuing security interest in favor of the Bank in all of the Company’s assets. Advances under the Acquisition Facility will be conditioned on, among other things, (i) all representations and warranties contained in the loan documents being true and correct as of the date of the advance request and (ii) there being no default under the Acquisition Facility at the time of, or as a result of, the advance request.

With each advance, the Company will be charged a loan processing fee equal to the greater of (i) $250 or (ii) one-tenth of one percent (0.10%) of the amount of the advance.

The foregoing description of the Loan Agreement and the Acquisition Facility is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On November 1, 2013, the Company issued a press release announcing that it had obtained the Acquisition Facility and entered into the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 7.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated October 28, 2013 by and between Internet America, Inc. and Frost Bank.

99.1	Press release dated November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2013

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated October 28, 2013 by and between Internet America, Inc. and Frost Bank.

99.1	Press release dated November 1, 2013.